Exhibit 32.02

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

The undersigned Chief Financial Officer of Strayer Education, Inc. (the "Registrant") hereby certifies that this periodic report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Mark C. Brown Mark C. Brown Senior Vice President and Chief Financial Officer Date: February 25, 2004